Exhibit 23.2

                               Consent of KPMG LLP

The Board of Directors of Globus Wireless Ltd.:

We consent to the use of our report on Globus Wireless Ltd. dated January 18, 2001 and t the reference to our firm under the heading "Experts" in this Form 10-KSB.

Signed "KPMG LLP"

Kelowna, Canada

January 26, 2001